UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Altair Engineering Inc., a Delaware corporation (the “Company”), has entered into a Lender Addition and Acknowledgement Agreement (the “Agreement”), dated as of November 7, 2022, by and between the Company, J.P. Morgan Chase, N.A. as administrative agent (the “Administrative Agent”), and Well Fargo Bank, National Association (the “New Lender”). The Agreement was entered into in accordance with the terms of the Third Amended and Restated Credit Agreement, as amended, dated October 18, 2017, by and among the Company, the lenders party thereto, and the Administrative Agent (the “Credit Agreement”).

As previously disclosed, the Credit Agreement provides for an aggregate revolving commitment amount of $150,000,000. The Credit Agreement also provides that the Company may increase the aggregate revolving commitment from time to time by up to $50,000,000 (the “Accordion Feature”) in specified ways, including by having an additional lender provide a new commitment amount, upon the satisfaction of the terms and conditions set forth in the Credit Agreement.

Pursuant to the terms of the Agreement, the Accordion Feature has been fully exercised and the New Lender has agreed to provide a commitment amount of $50,000,000 in accordance with the terms of the Credit Agreement, for an aggregate revolving commitment of $200,000,000 available to the Company. As of the date hereof, no amounts are outstanding under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: November 10, 2022	By:	/s/ Raoul Maitra
	Name:	Raoul Maitra
	Title:	Chief Legal Officer